UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

November 30, 2010 (November 23, 2010)

Date of Report

(Date of earliest event reported)

First Federal Bancshares of Arkansas, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1401 Highway 62-65 North, Harrison, Arkansas	72601
(Address of principal executive offices)	(Zip Code)

(870) 741-7641

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On November 30, 2010, First Federal Bancshares of Arkansas, Inc. (the “Company”) issued a press release announcing its results of operations for the quarter ended September 30, 2010.  A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 23, 2010, the Company received a letter from The Nasdaq Stock Market (“Nasdaq”), dated November 23, 2010, indicating that the Company is not in compliance with the filing requirements for continued listing under Nasdaq Marketplace Rule 5250(c)(1).  The Nasdaq letter was issued in accordance with standard Nasdaq procedures due to the delayed filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 (“Form 10-Q”), with the U.S. Securities and Exchange Commission (“SEC”).

As previously disclosed, the Company required additional time to file the Form 10-Q primarily due to both (i) the continuing analysis of the loan portfolio of the Company’s wholly-owned subsidiary, First Federal Bank (the “Bank”) and (ii) the results of recent regulatory examinations and correspondence.  On November 30, 2010, the Company filed its Form 10-Q with the SEC.

Under the Listing Rules of the Nasdaq, the Company is required to submit a plan to regain compliance with Nasdaq’s filing requirements for continued listing within 60 calendar days of the date of the Nasdaq notification letter.  Upon acceptance of the Company’s compliance plan, Nasdaq is permitted to grant an extension of up to 180 days from the prescribed Form 10-Q filing date for the Company to regain compliance with Nasdaq’s filing requirements for continued listing.  The Company anticipates that the filing of its Form 10-Q on November 30, 2010 will eliminate the need to submit a formal plan to regain compliance with Nasdaq’s filing requirements for continued listing.

A press release, dated November 30, 2010, disclosing the Company’s receipt of the Nasdaq notification letter is attached as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press release of First Federal Bancshares of Arkansas, Inc. dated November 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

By:	/s/ Larry J. Brandt
Name:	Larry J. Brandt
Title:	Chief Executive Officer

Date:  November 30, 2010